UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                               March 28, 2014

LEUCADIA NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-5721	13-2615557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, NEW YORK, NEW YORK	10022
(Address of principal executive offices)	(Zip Code)

(212) 460-1900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Item 8.01.        Other Events.

Reference is made to the Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by Leucadia National Corporation (the “Company”) on February 28, 2014 (the “February 8-K”).

As previously disclosed in the February 8-K, on February 28, 2014, Leucadia and certain of its subsidiaries entered into a purchase agreement (the “Agreement”) with HomeFed Corporation (“HomeFed”) to sell to HomeFed certain of the Leucadia’s real estate subsidiaries, investments and cash (subject to adjustment) in exchange for 7.5 million newly issued shares of HomeFed’s common stock (the “Transaction”).   The Agreement provides that in certain circumstances the Transaction would be effected through an initial closing and a deferred closing.   On March 28, 2014, the Company completed the initial closing of the Transaction with HomeFed.  In connection with that closing, the Company entered into the Stockholders Agreement with HomeFed referred to and described in the February 8-K.

Reference to the Stockholders Agreement herein is not intended to be complete and is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits.

Number           Description

10.1	Stockholders Agreement, dated as of March 28, 2014, by and between HomeFed Corporation and Leucadia National Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEUCADIA NATIONAL CORPORATION

Date: April 3, 2014	By:	/s/ Joseph A. Orlando
		Name:	Joseph A. Orlando
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Number                  Description

10.1	Stockholders Agreement, dated as of March 28, 2014, by and between HomeFed Corporation and Leucadia National Corporation.

4